UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 19, 2024

Sezzle Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41781	81-0971660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Nicollet Mall

Suite 640

Minneapolis, MN 55402

(Address of principal executive offices, including zip code)

+1 (651) 240-6001

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	SEZL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On April 19, 2024, Sezzle Funding SPE II, LLC (the Borrower), a wholly owned indirect subsidiary of Sezzle Inc. (the Company), entered into a senior secured asset-based revolving credit facility (the new revolving credit facility), with a borrowing capacity of up to $150.0 million, which is governed by a Revolving Credit and Security Agreement (the Credit Agreement) entered into by the Borrower, certain lenders party thereto and Bastion Funding VI LP, as administrative agent (the Agent). The new revolving credit facility has a maturity date of April 19, 2027. The new revolving credit facility’s minimum utilization rate is $60.0 million. The new revolving credit facility carries an interest rate of 3-month Term SOFR plus 6.75%. The advance rate under the new revolving credit facility is 85% of the available receivable balance, unless the three most recent Seasoned Vintages (as defined in the Credit Agreement) have a Weighted Average Loss Rate (as defined in the Credit Agreement) of less than 3.00%, in which case the advance rate is equal to 90%.

The obligations of the Borrower under the new revolving credit facility are guaranteed by Sezzle Funding SPE II Parent, LLC (SPE II Parent), a wholly owned subsidiary of the Company, which is the sole member and owner of 100% of the equity interests of the Borrower, pursuant to that certain Pledge and Guaranty Agreement dated as of April 19, 2024, entered into by SPE II Parent in favor of the Agent on behalf of the secured parties under the new revolving credit facility (the Parent Guaranty). The new revolving credit facility is further supported by a limited guaranty and indemnity of certain losses, expenses and claims of the lenders and other secured parties, provided by the Company, as the direct owner of 100% of the legal and beneficial equity interests in SPE II Parent, pursuant to that certain Limited Guaranty and Indemnity Agreement entered into as of April 19, 2024 by the Company for the benefit of the Agent on behalf of the secured parties under the new revolving credit facility (the Limited Guaranty). The Credit Agreement, Parent Guaranty, and Limited Guaranty, and the additional ancillary agreements related to the new revolving credit facility are referred to collectively herein as the Credit Facility Agreements.

The Credit Agreement includes certain restrictive covenants and, among other things and subject to certain exceptions and qualifications, limits the Borrower’s ability to: (i) incur or guarantee additional indebtedness, (ii) make investments or other restricted payments, (iii) acquire assets or form or acquire subsidiaries; (iv) create liens, (v) sell assets, (vi) pay dividends or make other distributions or repurchase or redeem capital stock, (vii) engage in certain transactions with affiliates, (viii) enter into agreements that restrict the creation or incurrence of liens other than liens securing the new revolving credit facility and related documents, (ix) engage in liquidations, mergers or consolidations, and (x) make any material amendment, modification or supplement to its credit guidelines or servicing guide. SPE II Parent is subject to similar restrictive covenants contained in the Parent Guaranty.

The Limited Guaranty limits the Company’s ability to make certain restricted payments and includes financial maintenance covenants pertaining to the tangible net worth, liquidity and leverage of the Company and its subsidiaries on a consolidated basis (the Consolidated Group). A failure by the Consolidated Group to satisfy the financial covenants under the Limited Guaranty constitutes an event of default under the new revolving credit facility.

The Credit Agreement also contains certain customary representations and warranties, affirmative covenants and events of default (including, among others, an event of default upon a change of control). An immediate event of default is also deemed to have occurred if ratios pertaining to defaulted collateral receivables of a particular vintage or past due collateral receivables within a certain collection period exceed pre-determined levels.

Prior to April 19, 2024, Sezzle had $72 million outstanding under its then existing revolving credit facility with Bastion Funding IV, LLC, as Administrative Agent on behalf of the lenders thereunder. The Company repaid the amounts outstanding under this prior credit facility with a portion of the proceeds from the new revolving credit facility disclosed in this Current Report.

The foregoing descriptions of the Credit Agreement, Parent Guaranty and Limited Guaranty are summaries only, and are qualified in their entirety by reference to those agreements, copies of which are filed as Exhibits 10.1 through 10.3 to this Current Report, respectively, and incorporated herein by reference. The Credit Facility Agreements are not intended to be a source of factual, business or operational information about the Company or its subsidiaries. The representations and warranties contained in the Credit Agreement, Parent Guaranty and Limited Guaranty were made only for purposes of such agreement (or the applicable related agreements) and as of specific dates, were solely for the benefit of the parties to such agreement (or the applicable related agreements), and may be subject to limitations agreed upon by the parties, including being qualified by disclosures for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties.

In the ordinary course of their respective businesses, one or more of the lenders under the Credit Facility Agreements, or their affiliates, have performed, and may in the future perform, commercial banking, investment banking, trust, advisory or other financial services for the Company and its affiliates for which they have received, and will receive, customary fees and expenses.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Credit Agreement, Parent Guaranty and Limited Guaranty is hereby incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On April 22, 2024, the Company issued a press release announcing the foregoing transaction, which press release is filed as Exhibit 99.1 to this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of Exhibit
10.1	Revolving Credit and Security Agreement dated as of April 19, 2024 among Sezzle Funding SPE II, LLC, the lenders from time to time party thereto and Bastion Funding VI LP, as administrative agent.
10.2	Pledge and Guaranty Agreement dated as of April 19, 2024 by and between Sezzle Funding SPE II Parent, LLC, as pledgor, and Bastion Funding VI LP, in its capacity as administrative agent.
10.3	Limited Guaranty and Indemnity Agreement dated as of April 19, 2024 by Sezzle Inc. for the benefit of Bastion Funding VI LP, in its capacity as administrative agent.
99.1	Press Release of Sezzle Inc.
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sezzle Inc.
(Registrant)

Date: April 22, 2024	By:	/s/ Charles Youakim
Charles Youakim Chief Executive Officer

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